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                                                                    Exhibit 23.1


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-33132, 333-80363, 333-07577) of M.H. MEYERSON & CO., INC. and
in the related Prospectus and in the Registration Statements (Form S-8 Nos. 333-53410, 333-83371) pertaining to the Stock Option Plans of M.H. MEYERSON & CO., INC. of our report dated April 21, 2001, with respect to the consolidated financial statements of M.H. MEYERSON & CO., INC. included in this Annual Report (Form 10-K) for the year ended January 31, 2002.



                                                  /s/ Vincent R. Vassallo C.P.A.

Sea Cliff, New York
April 30, 2002